                                                                    EXHIBIT 99.4


Consolidated Financial Statements of Limited Too, Inc.


         Report of Independent Accountants

         Consolidated Statements of Operations

         Consolidated Balance Sheets

         Consolidated Statements of Cash Flows

         Notes to Consolidated Financial Statements

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of Limited Too, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and cash flows present fairly, in all material respects, the consolidated financial position of Limited Too, Inc. and its subsidiaries at January 30, 1999 and January 31, 1998, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The consolidated financial statements for each of the three years in the period ended January 30, 1999 have been restated as described in Note 11.


PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
April 22, 1999, except for the information in Notes 11 and 12 as to which the date is February 17, 2000

                                LIMITED TOO, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                             FISCAL YEARS ENDED                 THIRTEEN WEEKS ENDED
                                         --------------------------------------------      -----------------------------
                                         JANUARY 30,     JANUARY 31,    FEBRUARY 1,           MAY 1,          MAY 2,
                                             1999            1998           1997               1999            1998
                                         -------------   -------------  -------------      -------------   -------------
                                                                                                    (UNAUDITED)

Net sales                                   $ 376,943       $ 322,150      $ 258,818           $ 95,048        $ 82,257
     Costs of goods sold, buying and
          occupancy costs                     251,729         226,903        197,974             63,324          57,369
                                         -------------   -------------  -------------      -------------   -------------
Gross income                                  125,214          95,247         60,844             31,724          24,888
     General, administrative and store
          operating expenses                   97,333          83,381         69,802             29,102          23,652
                                         -------------   -------------  -------------      -------------   -------------
Operating income (loss)                        27,881          11,866         (8,958)             2,622           1,236
Provision for (benefit from) income
     taxes                                     11,200           4,700         (3,500)             1,000             500
                                         -------------   -------------  -------------      -------------   -------------
Net income (loss)                            $ 16,681         $ 7,166       $ (5,458)           $ 1,622           $ 736
                                         =============   =============  =============      =============   =============


Net income (loss) per share:

     Basic and Diluted                         $ 0.54          $ 0.23        $ (0.18)            $ 0.05          $ 0.02
                                         =============   =============  =============      =============   =============

Weighted average common shares:

     Basic and Diluted                         30,674          30,674         30,674             30,674          30,674
                                         =============   =============  =============      =============   =============





   The accompanying Notes are an integral part of these Consolidated Financial
                                   Statements

                                LIMITED TOO, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     JANUARY 30,      JANUARY 31,             MAY 1,
                                                                        1999             1998                  1999
                                                                    --------------   --------------       ---------------
                                                                                                           (UNAUDITED)
                                     ASSETS

CURRENT ASSETS:
     Cash and equivalents                                                $    987          $ 1,649                 $ 558
     Receivables                                                            1,440            1,090                 1,750
     Inventories                                                           27,565           18,661                23,584
     Store supplies                                                         5,237            3,701                 5,433
     Deferred income taxes                                                  3,751            1,276                 3,251
     Other                                                                    582              183                   404
                                                                    --------------   --------------       ---------------
Total current assets                                                       39,562           26,560                34,980

Property and equipment, net                                                44,894           42,871                48,945
Deferred income taxes                                                       6,313            4,143                 6,313
                                                                    --------------   --------------       ---------------

Total assets                                                             $ 90,769         $ 73,574              $ 90,238
                                                                    ==============   ==============       ===============


              LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                     $ 3,108          $ 2,454               $ 4,382
     Accrued expenses                                                      24,260           22,699                24,779
     Income taxes payable                                                  11,883           10,352                   383
                                                                    --------------   --------------       ---------------
Total current liabilities                                                  39,251           35,505                29,544

Other long-term liabilities                                                 1,501            1,004                 1,731

Commitments and contingencies

Net investment by The Limited                                              50,017           37,065                58,963
                                                                    --------------   --------------       ---------------

Total liabilities and shareholder's equity                               $ 90,769         $ 73,574              $ 90,238
                                                                    ==============   ==============       ===============



   The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.

                                LIMITED TOO, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     FISCAL YEARS ENDED                    THIRTEEN WEEKS ENDED
                                                          --------------------------------------------  --------------------------
                                                            JANUARY 30,    JANUARY 31,     FEBRUARY 1,    MAY 1,          MAY 2,
                                                               1999           1998            1997        1999            1998
                                                          -------------  -------------   -------------  -----------  -------------
                                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income (loss)                                         $ 16,681        $ 7,166        $ (5,458)     $ 1,622        $   736

IMPACT OF OTHER OPERATING ACTIVITIES ON CASH FLOWS:

    Depreciation and amortization                               10,563         10,626           9,959        3,216          2,589

    CHANGES IN ASSETS AND LIABILITIES:
       Inventories                                              (8,904)         1,776          (4,391)       3,981          1,494
       Accounts payable and accrued expenses                     2,215            666           8,545        1,793          3,178
       Income taxes                                             (3,114)         9,248           4,468      (11,000)        (9,994)
       Other assets and liabilities                                (80)           812             641          (98)           273
                                                          -------------  -------------   -------------  -----------  -------------

    NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES        17,361         30,294          13,764         (486)        (1,724)
                                                          -------------  -------------   -------------  -----------  -------------

INVESTING ACTIVITIES:

    Capital expenditures                                       (14,294)        (4,780)         (8,504)      (7,267)        (1,005)
                                                          -------------  -------------   -------------  -----------  -------------

    CASH USED FOR INVESTING ACTIVITIES                         (14,294)        (4,780)         (8,504)      (7,267)        (1,005)
                                                          -------------  -------------   -------------  -----------  -------------

FINANCING ACTIVITIES:

    Net increase (decrease) in net investment by
          The Limited                                           (3,729)       (24,024)         (5,213)       7,324          3,919
                                                          -------------  -------------   -------------  -----------  -------------

    NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES        (3,729)       (24,024)         (5,213)       7,324          3,919
                                                          -------------  -------------   -------------  -----------  -------------

    NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS               (662)         1,490              47         (429)         1,190

    Cash and equivalents, beginning of period                    1,649            159             112          987          1,649
                                                          -------------  -------------   -------------  -----------  -------------

    Cash and equivalents, end of period                        $   987        $ 1,649        $    159      $   558        $ 2,839
                                                          =============  =============   =============  ===========  =============







   The accompanying Notes are an integral part of these Consolidated Financial
                                  Statements.

                                LIMITED TOO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying financial statements include the accounts of Limited Too, Inc. and its subsidiaries ("Limited Too" or the "Company") and reflect the Company's assets, liabilities, results of operations and cash flows on a historical cost basis. The Company was established in 1987 and is a wholly-owned subsidiary of The Limited, Inc.

The accompanying interim consolidated financial statements as of and for the thirteen week periods ended May 1, 1999 and May 2, 1998 are unaudited and are presented to comply with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying interim consolidated financial statements reflect all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position and results of operations and cash flows for the interim period, but are not necessarily indicative of the results of operations for a full fiscal year.

Limited Too is a specialty retailer that sells apparel, underwear, sleepwear, swimwear, lifestyle and personal care products for girls aged seven to fourteen years and has stores in over 40 states. The Company has one reportable segment which includes all of its products.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Limited Too and subsidiaries which are more than 50% owned and controlled. All significant intercompany balances and transactions have been eliminated in consolidation.

FISCAL YEAR

The Company's fiscal year ends on the Saturday closest to January 31. Fiscal years are designated in the financial statements and notes by the calendar year in which the fiscal year commences. The results for the first quarter of 1999 and 1998 represent the thirteen week periods ended May 1, 1999 and May 2, 1998. The results for fiscal years 1998, 1997 and 1996 represent the 52-week periods ended January 30, 1999, January 31, 1998 and February 1, 1997.

INVENTORIES

Inventories are principally valued at the lower of average cost or market, on a first-in first-out basis, utilizing the retail method.

STORE SUPPLIES

The initial inventory of supplies for new stores including, but not limited to, hangers, signage, security tags, packaging and point-of-sale supplies is capitalized at the store opening date. In lieu of amortizing the initial balance, subsequent shipments are expensed, except for new merchandise presentation programs, which are capitalized. Store supplies are periodically inventoried and adjusted as appropriate for changes in supply levels or costs.

ADVERTISING

Advertising costs consist of in-store photographs and promotions in selected national publications and are expensed at the time the promotion first appears in media or in the store. Advertising costs amounted to $227,000 and $199,000 in the first quarters of 1999 and 1998, and $567,000, $755,000 and $615,000 for the
fiscal years 1998, 1997 and 1996.

PROPERTY AND EQUIPMENT

Depreciation and amortization of property and equipment are computed for financial reporting purposes on a straight-line basis, using service lives ranging principally from 7 to 10 years for building improvements and 3 to 10 years for other property and equipment. The cost of assets sold or retired and the related accumulated depreciation or amortization are removed from the accounts, with any resulting gain or loss included in net income. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments that extend service lives are capitalized. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. The store assets are reviewed by district, in accordance with the method by which management reviews store performance. Factors used in the valuation include, but are not limited to, management's plans for future operations, recent operating results and projected cash flows. No impairment charges have been taken based on management's review.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred tax assets and liabilities are recognized based on the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect in the years in which those temporary differences are expected to reverse. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is included in The Limited's consolidated federal and certain state income tax groups for income tax reporting purposes and is responsible for its proportionate share of income taxes calculated upon its federal taxable income at a current estimate of the annual effective tax rate.

REVENUE RECOGNITION

Sales are recorded when the customer takes possession of merchandise -- that is, the point of sale. Markdowns associated with the Frequent Buyer and "Too Bucks" Programs are recognized upon redemption in conjunction with a qualifying purchase.

STORE PRE-OPENING EXPENSES

Pre-opening expenses related to new store openings are charged to operations as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The recorded values of financial instruments, including cash, accounts receivable and accounts payable, approximate fair value due to their short maturity.

EARNINGS PER SHARE

Earnings per share, as presented in the Consolidated Statements of Operations, for periods prior to the spin-off was calculated by dividing net income by the
30.7 million common shares issued in connection with the spin-off as if these shares were outstanding for such periods.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Since actual results may differ from those estimates, the Company revises its estimates and assumptions as new information becomes available.

ADOPTION OF NEW ACCOUNTING STANDARDS

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP requires that certain external costs and internal payroll and payroll related costs be capitalized during the application development and implementation stages of a software development project and amortized over the software's useful life. The SOP was effective in the first quarter of 1999 and its adoption did not have a material adverse effect on the Company's results of operations.

Additionally, SOP 98-5, "Reporting on the Costs of Start-Up Activities," was issued in April 1998. The SOP requires that entities expense start-up costs and organization costs as they are incurred. The SOP was effective in the first quarter of 1999 and its adoption did not have a material adverse effect on the Company's results of operations.


3. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consisted of (in thousands):

                                             JANUARY 30,       JANUARY 31,            MAY 1,
                                                1999               1998                1999
                                           ----------------   ---------------     ---------------
                                                                                   (UNAUDITED)

Furniture, fixtures and equipment                 $ 69,523          $ 62,581            $ 74,058
Leaseholds and improvements                         28,950            28,186              31,929
                                           ----------------   ---------------     ---------------
     Total                                          98,473            90,767             105,987
Less: accumulated depreciation and
     amortization                                  (53,579)          (47,896)            (57,042)
                                           ----------------   ---------------     ---------------
Property and equipment, net                       $ 44,894          $ 42,871            $ 48,945
                                           ================   ===============     ===============


4. LEASED FACILITIES AND COMMITMENTS

Annual store rent is comprised of a fixed minimum amount, plus contingent rent based on a percentage of sales exceeding a stipulated amount. Store lease terms generally require additional payments covering taxes, common area costs and certain other expenses.

A summary of rent expense for the thirteen weeks ended May 1, 1999 and May 2, 1998 and the years 1998, 1997 and 1996 follows (in thousands):

                                         FISCAL YEARS ENDED                        THIRTEEN WEEKS ENDED
                             ----------------------------------------------  -----------------------------------
                                 1998             1997            1996         MAY 1, 1999        MAY 2, 1998
                             -------------    -------------   -------------  ----------------    ---------------
                                                                                         (UNAUDITED)

Fixed minimum                    $ 28,916         $ 28,198        $ 27,400           $ 7,509            $ 7,149
Contingent                            375              296             435                51                 86
                             -------------    -------------   -------------  ----------------    ---------------
     Total store rent              29,291           28,494          27,835             7,560              7,235
Equipment and other                   880              879             925               293                203
                             -------------    -------------   -------------  ----------------    ---------------
     Total rent expense          $ 30,171         $ 29,373        $ 28,760           $ 7,853            $ 7,438
                             =============    =============   =============  ================    ===============

Rent expense includes charges from The Limited and its subsidiaries for store, office and warehouse space. Limited Too is committed to noncancellable leases with remaining terms of one to fourteen years.

These commitments primarily include store leases with an initial term of ten to fifteen years. Certain store leases have been guaranteed by The Limited. A summary of minimum rent commitments under noncancellable leases as of January 30, 1999 follows (in thousands):

2000                                              $ 29,247
2001                                                28,909
2002                                                28,457
2003                                                27,479
2004                                                26,578
Thereafter                                          69,585


5. ACCRUED EXPENSES

Accrued expenses consisted of (in thousands):

                                                   JANUARY 30,      JANUARY 31,            MAY 1,
                                                      1999              1998                1999
                                                  --------------   ---------------      --------------
                                                                                         (UNAUDITED)

Compensation, payroll taxes and benefits               $  5,907          $  6,133            $  6,373
Rent                                                      7,187             5,922               7,469
Taxes, other than income                                  2,252             1,310               2,346
Other                                                     8,914             9,334               8,591
                                                  --------------   ---------------      --------------
     Total                                             $ 24,260          $ 22,699            $ 24,779
                                                  ==============   ===============      ==============


6. INCOME TAXES

Limited Too consolidated financial statements reflect a charge (benefit) for federal and state income taxes as if Limited Too had been subject to tax on a separate company basis during the periods presented.

This provision for (benefit from) income taxes consisted of (in thousands):

                                                       FISCAL YEARS ENDED                  THIRTEEN WEEKS ENDED
                                        --------------------------------------------  --------------------------------
                                            1998            1997           1996        MAY 1, 1999      MAY 2, 1998
                                        -------------   -------------  -------------  ---------------  ---------------
                                                                                                       (UNAUDITED)
CURRENT:
     Federal                                $ 12,326         $ 7,804       $ (3,045)           $ 441             $ 87
     State                                     2,832           1,790           (762)              59               13
                                        -------------   -------------  -------------  ---------------  ---------------
                                              15,158           9,594         (3,807)             500              100
DEFERRED:
     Federal                                  (3,068)         (3,975)           230              500              400
     State                                      (890)           (919)            77                -                -
                                        -------------   -------------  -------------  ---------------  ---------------
                                              (3,958)         (4,894)           307              500              400
                                        -------------   -------------  -------------  ---------------  ---------------
Provision for (benefit from)
     Income Taxes                           $ 11,200         $ 4,700       $ (3,500)         $ 1,000            $ 500
                                        =============   =============  =============  ===============  ===============

A reconciliation between the statutory federal income tax rate and the effective income tax rate follows:


                                                         FISCAL YEARS ENDED                       THIRTEEN WEEKS ENDED
                                            ---------------------------------------------     --------------------------------
                                                1998            1997            1996           MAY 1, 1999       MAY 2, 1998
                                            -------------   -------------   -------------     --------------    --------------
                                                                                                        (UNAUDITED)

Federal income tax rate                             35.0 %          35.0 %          35.0 %             35.0 %            35.0 %
State income taxes, net of federal benefit           4.5             4.5             4.5                4.5               3.5
Other items, net                                     0.7             0.1            (0.4)              (1.4)              2.0
                                            -------------   -------------   -------------     --------------    --------------
                                                    40.2 %          39.6 %          39.1 %             38.1 %            40.5 %
                                            =============   =============   =============     ==============    ==============


Income tax obligations (benefits) are treated as having been settled through the net investment by The Limited account as if the Company were filing its income tax returns on a separate company basis. Such amounts were approximately $12,000 and $10,500 for the thirteen weeks ended May 1, 1999 and May 2, 1998 and $14,300, $(4,500) and $(8,000) for the years 1998, 1997 and 1996.

The effect of temporary differences which give rise to deferred income tax balances was as follows (in thousands):


                                         JANUARY 30,     JANUARY 31,
                                             1999            1998
                                        -------------   -------------


Book depreciation in excess of tax          $  3,204         $ 1,865
Rent                                           2,476           1,737
Inventory                                        881             160
Other, net                                     3,503           1,657
                                        -------------   -------------
     Total deferred income taxes            $ 10,064         $ 5,419
                                        =============   =============


No valuation allowance has been provided for deferred tax assets because management believes that it is more likely than not that the full amount of the net deferred tax assets will be realized in the future.


7. RELATED PARTY AND EQUITY TRANSACTIONS

Transactions between Limited Too and The Limited and its wholly owned subsidiaries have primarily consisted of the following:

     Merchandise purchases
     Capital expenditures
     Inbound and outbound shipping
     Store leasing, construction and management
     Distribution center, MIS and home office expenses
     Corporate services and centrally managed benefits

Information with regard to these transactions is as follows:

Significant purchases are made from Mast, a wholly-owned subsidiary of The Limited. Purchases are also made from Gryphon, an indirect subsidiary of The Limited. Mast is a contract manufacturer and apparel importer while Gryphon is a developer of fragrance and personal care products and also a contract manufacturer. Prices are negotiated on a competitive basis by merchants of Limited Too with Mast, Gryphon and manufacturers.

Limited Too's inbound and outbound transportation expenses are managed centrally by Limited Distribution Services, a wholly owned subsidiary of The Limited. Inbound freight is charged to Limited Too based on actual receipts and related charges, while outbound freight is charged based on a percentage of cartons shipped.

Limited Too's real estate operations, including all aspects of lease negotiations and ongoing dealings with landlords and developers, are handled centrally by the real estate division of The Limited ("Real Estate Division"). Real Estate Division expenses are allocated to Limited Too based on a combination of Limited Too's pro rata share of new and remodeled store construction projects and open selling square feet. Additionally, Limited Too is charged rent expense, common area maintenance charges and utilities for stores shared with other consolidated subsidiaries of The Limited. The charges are based on square footage and represent the proportionate share of the underlying leases with third parties.

Limited Too is charged for usage of certain of The Limited's MIS facilities. Limited Too is also charged rent expense and utilities for certain distribution and home office space occupied.

Limited Too's store design and construction operations are coordinated centrally by the store planning division of The Limited ("Store Planning Division"). The Store Planning Division facilitates the design and construction of the stores and upon completion transfers the stores to Limited Too at actual cost net of construction allowances, if any. Store Planning Division expenses are charged to Limited Too based on a combination of Limited Too's pro rata share of new and remodeled store construction projects and open selling square feet.

The Limited provides certain services to Limited Too including, among other things, certain tax, treasury, legal, corporate secretary, accounting, auditing, corporate development, risk management, associate benefit plan administration, human resource and compensation, government affairs and public relations services. Identifiable costs are charged directly to Limited Too. All other services-related costs not specifically attributable to an operating business have been allocated to Limited Too based upon a percentage of sales.

Limited Too has participated in The Limited's centralized cash management system. Under this system, cash received from Limited Too operations was transferred to The Limited's centralized cash accounts and cash disbursements were funded from the centralized cash accounts on a daily basis. No interest has been charged or earned on the cash management account.

Management believes the charges and allocations described above are fair and reasonable. However, these charges and allocations are not necessarily indicative of the amounts that would have been or that will be recorded by Limited Too on a stand-alone basis.

The following table summarizes the related party transactions between Limited Too and The Limited and its other wholly owned subsidiaries, for the periods indicated (in thousands):

                                                                                 FISCAL YEARS ENDED               THIRTEEN
                                                            ----------------------------------------------       WEEKS ENDED
                                                                1998            1997             1996            MAY 1, 1999
                                                            -------------   --------------   -------------     ----------------

Merchandise purchases                                          $  58,456         $ 42,255        $ 39,171             $  3,737
Capital expenditures                                              11,818            2,359           7,964                5,890
Inbound and outbound shipping                                      6,023            5,702           4,290                1,110
Store leasing, construction and management                        50,044           23,044          21,856               13,985
Distribution center, MIS and home office expenses                  9,140            6,675           5,948                2,656
Corporate services and centrally managed functions                13,920            9,153           8,792                4,904
                                                            -------------   --------------   -------------     ----------------
                                                               $ 149,401         $ 89,188        $ 88,021             $ 32,282
                                                            =============   ==============   =============     ================

The following is a summary of the activity in the net investment by The Limited account (in thousands):


                                                                       FISCAL YEARS ENDED                         THIRTEEN
                                                            ----------------------------------------------       WEEKS ENDED
                                                                1998            1997             1996            MAY 1, 1999
                                                            -------------   --------------   -------------     ----------------

Beginning balance                                               $ 37,065         $ 53,923        $ 64,594             $ 50,017
Transactions with related parties                                149,401           89,188          88,021               32,282
Centralized cash management, dividends and transfers            (167,444)        (108,664)        (85,266)             (36,958)
Settlement of income taxes                                        14,314           (4,548)         (7,968)              12,000
Net income                                                        16,681            7,166          (5,458)               1,622
                                                            -------------   --------------   -------------     ----------------
Ending balance                                                  $ 50,017         $ 37,065        $ 53,923             $ 58,963
                                                            =============   ==============   =============     ================


The Company has no arrangements with The Limited which result in the Company's guarantee, pledge of assets or stock to provide security for The Limited's debt obligations.


8. RETIREMENT BENEFITS

The Company participates in a qualified defined contribution retirement plan and a nonqualified supplemental retirement plan sponsored by The Limited. Participation in the qualified plan is available to all associates who have completed 1,000 or more hours of service with the Company during certain 12-month periods and attained the age of 21. Participation in the nonqualified plan is subject to service and compensation requirements. The Company's contributions to these plans are based on a percentage of the associates' eligible annual compensation. The cost of these plans was $1.2 million, $1.9 million and $1.6 million in years 1998, 1997 and 1996.


9. EMPLOYEE BENEFITS

Officers and key employees were granted options to participate in The Limited stock option and restricted stock plans. The market value of The Limited's restricted stock granted to the Company's employees is being amortized ratably as compensation expense over the vesting period. Compensation expense for The Limited's restricted stock granted to the Company's employees amounted to $1.2 million and $1.0 million in 1998 and 1997.

Limited Too adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," effective with the 1996 financial statements, but elected to continue to measure compensation expense in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense for The Limited stock options has been recognized. If compensation had been determined based on the estimated fair value of The Limited options granted since 1995, consistent with the methodology in SFAS No. 123, the pro forma effects on net income would have been a reduction of approximately $375,000 in 1998, $225,000 in 1997 and $45,000 in 1996.

The weighted average per share fair value of The Limited options granted ($6.61, $5.22 and $4.83 during 1998, 1997 and 1996) was used to calculate the pro forma compensation expense. The fair value was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions for 1998, 1997 and 1996: dividend yields of 2.2%, 3.1% and 2.8%; volatility of 29%, 27% and 31%; risk-free interest rates of 5%, 6% and 5.25%; assumed forfeiture rates of 20%, 15% and 20% and expected lives of 6.0 years, 7.0 years and 5.0 years. The pro forma effect on net income for 1997 and 1996 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made before 1995.

Information about The Limited stock options held by the Company's employees and related activity is as follows:

                                 OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                   ---------------------------------------------------    ---------------------------------
                                       WEIGHTED
                                        AVERAGE           WEIGHTED                            WEIGHTED
     RANGE OF         NUMBER           REMAINING          AVERAGE             NUMBER           AVERAGE
  EXERCISE PRICE    OUTSTANDING    CONTRACTUAL LIFE    EXERCISE PRICE       EXERCISABLE    EXERCISE PRICE
----------------   --------------  ------------------  ---------------    ---------------- ----------------
$15 - $19                435,000          7.5               $19                    88,000        $18
$20 - $24                 37,000          6.0                21                    24,000        21
$25 - $29                191,000          8.3                27                    10,000        27
$30 - $34                 12,000          8.9                33                         -         -
                   --------------  ------------------  ---------------    ---------------- ----------------
$15 - $34                675,000          7.7               $21                   122,000        $19
                   ==============  ==================  ===============    ================ ================

                                                 1998                            1997                            1996
                                    ------------------------------- ------------------------------- -------------------------------
                                                       WEIGHTED                        WEIGHTED                        WEIGHTED
                                                       AVERAGE                         AVERAGE                          AVERAGE
                                                        OPTION                          OPTION                          OPTION
                                      NUMBER OF       PRICE PER       NUMBER OF       PRICE PER       NUMBER OF        PRICE PER
STOCK OPTION ACTIVITY                   SHARES          SHARE           SHARES          SHARE           SHARES           SHARE
----------------------------------- --------------- --------------- --------------- --------------- ---------------  --------------
Outstanding at beginning  of year          534,000       $19               180,000       $19               176,000        $19
     Granted                               191,000        27               378,000        19                49,000        16
     Exercised                             (47,000)       19               (23,000)       19                (7,000)       17
     Canceled                               (3,000)       17                (1,000)       17               (38,000)       19
                                    --------------- --------------- --------------- --------------- ---------------  --------------
Outstanding at end of year                 675,000       $21               534,000       $19               180,000        $19
                                    =============== =============== =============== =============== ===============  ==============

Options exercisable at end  of year        122,000       $19                97,000       $20                84,000        $20
                                    =============== =============== =============== =============== ===============  ==============



The pro forma amounts above are not necessarily representative of the effects of stock-based awards on future pro forma net earnings, because (1) future grants of employee stock options by the Company may not be comparable to awards made to employees while the Company was a part of The Limited and (2) the assumptions used to compute the fair value of any future stock option awards will be specific to the Company and therefore may not be comparable to the assumptions used.

In connection with the spin-off, unvested grants of The Limited stock options and restricted stock held by Company employees were replaced with awards of the Company's stock options and restricted stock (collectively, the "awards"). The awards have the same ratio of the exercise price per option to the market value per share and the same vesting provisions, option periods and other terms as The Limited's awards that they replace. The aggregate difference between market value and the exercise price of the awards did not exceed the aggregate difference between market value and the exercise price of The Limited's awards. The Limited stock options that have vested and are held by Company employees expired 90 days after the date of the spin-off. Additional options on the Company's common stock granted on the date of the spin-off to employees and independent directors had an exercise price equal to the market value of the Company's common stock on the date of the spin-off. In addition, some Company restricted stock awards granted in connection with the spin-off contained performance requirements.

10. LEGAL MATTERS

There are various claims, lawsuits and pending actions against Limited Too incident to the operations of its business. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on Limited Too's results of operations, cash flows or financial position.

11. CHANGE IN ACCOUNTING

The Company sells gift certificates in exchange for cash. These gift certificates do not expire and can be redeemed toward the purchase of merchandise in the future.

The Company has changed its accounting for gift certificates. The Company had historically recognized net receipts/(redemptions) from gift certificate transactions as a reduction/(increase) to general, administrative and store operating expenses. The Company now defers the recognition of income on these transactions until the customer takes possession of the merchandise.

The Company has given retroactive effect to this change in accounting by restating its previously issued financial statements beginning with fiscal 1996. The impact for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997 and the fiscal quarters ended May 1, 1999 and May 2, 1998 is as follows (in thousands, except per share amounts):

                               YEAR ENDED JANUARY 30, 1999        YEAR ENDED JANUARY 31, 1998         YEAR ENDED FEBRUARY 1, 1997
                              ------------------------------------------------------------------------------------------------------
                               AS PREVIOUSLY          AS          AS PREVIOUSLY         AS           AS PREVIOUSLY         AS
                                 REPORTED          RESTATED         REPORTED         RESTATED           REPORTED         RESTATED
                              ----------------  ---------------  ----------------  --------------   ----------------  --------------
General, administrative and
     store operating expenses        $ 96,758         $ 97,333          $ 82,950        $ 83,381           $ 69,698        $ 69,802

Income (loss) before income
     taxes                             28,456           27,881            12,297          11,866             (8,854)         (8,958)

Provision (benefit) for                11,400           11,200             4,900           4,700             (3,500)         (3,500)
     income taxes

Net income (loss)                      17,056           16,681             7,397           7,166             (5,354)         (5,458)

Basic and diluted earnings
     (loss) per share (1)            $   0.56         $   0.54          $   0.24        $   0.23           $  (0.17)       $  (0.18)

                                            THIRTEEN WEEKS                     THIRTEEN WEEKS
                                          ENDED MAY 1, 1999                  ENDED MAY 2, 1998
                                -------------------------------------------------------------------
                                 AS PREVIOUSLY          AS          AS PREVIOUSLY         AS
                                   REPORTED          RESTATED         REPORTED         RESTATED
                                ----------------  ---------------  ----------------  --------------
                                           (UNAUDITED)                         (UNAUDITED)
General, administrative and
     store operating expenses          $ 30,412         $ 29,102          $ 24,599        $ 23,652

Income before income taxes                1,312            2,622               289           1,236

Provision for income taxes                  500            1,000               100             500

Net income                                  812            1,622               189             736

Basic and diluted earnings
     per share (1)                     $   0.03         $   0.05          $   0.01        $   0.02

     (1) Earnings (loss) per share as presented for periods prior to the spin-off was calculated by dividing net income by the 30.7 million common shares issued in connection with the spin-off as if these shares were outstanding for such periods.

The change in accounting also results in a shift in the pattern of quarterly earnings (see Note 13). In addition, the restatement resulted in changes to the Consolidated Balance Sheets as of January 30, 1999 and January 31, 1998 and to Notes 5, 6, 7 and 13. Although the restatement had no impact on the cash flows of the Company, certain reclassifications were made in the Consolidated Statements of Cash Flows for the fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997 to reflect the restatement.


12. SUBSEQUENT EVENTS

Effective August 23, 1999, The Limited distributed to its shareholders of record as of August 11, 1999, all of its interest in Too (formerly Limited Too) on the basis of one share of Too common stock for each seven shares of The Limited common stock (the "Spin-off"). The Spin-off resulted in 30.7 million shares of Too common stock outstanding as of August 23, 1999. As a result of the Spin-off, the Company became an independent, separately traded, public company. The Company's largest shareholder is also the largest shareholder of The Limited.

CREDIT FACILITY

The Company has a collateralized $100 million credit facility against which $64 million was drawn to pay a $50 million dividend to The Limited, to repay a portion of the working capital advances made by The Limited to us in 1999 before the spin-off and to pay fees and expenses in connection with the closing of the credit facility.

The credit facility:

     - consists of a $50 million amortizing term loan which will begin amortizing at the end of the third year and a $50 million five-year revolving credit facility

     - contains customary representations and warranties and affirmative, negative and financial covenants

     - has interest rates that are based on the London Interbank Offered Rate plus a spread or the administrative agent bank's base rate plus a spread

     - is guaranteed by the Company's present and future domestic subsidiaries

Before the spin-off, the Company's board of directors adopted, and The Limited, as the sole shareholder of the Company, approved, effective on the completion of the spin-off:

     - the Too, Inc. 1999 Incentive Compensation Performance Plan (the "Incentive Compensation Performance Plan")

     - the Too, Inc. 1999 Stock Option and Performance Incentive Plan (the "Stock Option and Performance Incentive Plan")

     - the Too, Inc. 1999 Stock Plan for Non-Associate Directors (the "Non-Associate Director Stock Plan")

The Incentive Compensation Performance Plan is intended to satisfy the applicable provisions of Section 162(m) of the Internal Revenue Code. Awards are based on the satisfaction of performance goals, and annual incentive compensation targets established for eligible executives range from 10% to 150% of base salary.

Under the Stock Option and Performance Incentive Plan and the Non-Associate Director Stock Plan, eligible directors and executive and key management associates are granted stock options and other incentive awards to purchase shares of the Company's common stock. Each option vests over four to six years and has a maximum term of ten years from the grant date.

DISTRIBUTION AGREEMENT AND OTHER AGREEMENTS

In connection with the spin-off, the Company, The Limited and/or their respective subsidiaries entered into a distribution agreement and various transitional services and separation agreements, including a store leases agreement, trademark and service mark licensing agreement, a services agreement, a tax separation agreement and an amendment to an existing building lease agreement.

Excluding the store leases agreement, amounts charged under the new transitional services and separation agreements were not materially different than amounts charged by The Limited prior to the date of the spin-off. Since amounts charged under the stores leases agreement are contingently payable based upon positive comparable store sales performance, it is anticipated that any amounts due will not have a material adverse impact on liquidity, financial condition or results of operations.


13. QUARTERLY FINANCIAL DATA (UNAUDITED) (IN THOUSANDS)

1998 - AS RESTATED (1)                            FIRST      SECOND       THIRD     FOURTH
----------------------------------------------  --------    --------    --------   --------

Net sales                                       $ 82,257    $ 74,746    $ 96,720   $123,220
Gross income                                      24,888      24,016      29,870     46,440
Net income                                           736         240       4,248     11,457
Earnings per share - basic and diluted          $   0.02    $   0.01    $   0.14   $   0.37

1998 - AS PREVIOUSLY REPORTED
----------------------------------------------

Net income                                      $    189    $    240    $  4,248   $ 12,379
Earnings per share - basic and diluted          $   0.01    $   0.01    $   0.14   $   0.40

1997 - AS RESTATED (1)
----------------------------------------------
Net sales                                       $ 65,646    $ 61,263    $ 86,430   $108,811
Gross income                                      15,590      15,170      23,988     40,499
Net income (loss)                                 (1,230)     (1,619)      2,018      7,997
Earnings (loss) per share - basic and diluted      (0.04)      (0.05)       0.07       0.26

1997 - AS PREVIOUSLY REPORTED
----------------------------------------------

Net income (loss)                               $ (1,686)   $ (1,619)   $  2,018   $  8,684
Earnings (loss) per share - basic and diluted   $  (0.05)   $  (0.05)   $   0.07   $   0.28


(1) During the fourth quarter of 1999, the Company changed its accounting for gift certificates. The Company has given retroactive effect to this change by restating its previously issued financial statements. See Note 11.